UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2003

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 440-7030

Registrant’s telephone number, including area code:

N/A

Former name or former address, if changed since last report:

ITEM 5.	OTHER EVENTS

On July 15, 2003, we issued a press release announcing that the initial purchasers of our recently completed private offering of $175 million of 3.50% Convertible Senior Notes due 2008, exercised their option, in full, to acquire an additional $35 million principal amount of the notes. The press release is filed as an exhibit to this current report and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release, dated July 15, 2003, issued by New Century Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

July 15, 2003	By:	/s/ ROBERT K. COLE
Robert K. Cole Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated July 15, 2003, issued by New Century Financial Corporation